Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-278621) on Form S-3 and (Nos. 333-115825, 333-127474, 333-168961, 333-181607, 333-231538, 333-256459 and 333-287616) on Form S-8 of our reports dated February 27, 2026, with respect to the consolidated financial statements of Genworth Financial, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Richmond, Virginia
February 27, 2026